Exhibit 10.4

FEE REDUCTION AGREEMENT

June 28, 2023

WHEREAS, pursuant to that certain Underwriting Agreement between Semper Paratus Acquisition Corporation (together with any successor entity thereto, the “Company”) and Cantor Fitzgerald & Co., as Representative of the several Underwriters (“CF&CO”), dated as of November 3, 2021 (as may be amended from time to time, the “Underwriting Agreement”), the Company previously agreed to pay to CF&CO an aggregate cash amount of $14,700,000 as “deferred underwriting commissions” (the “Original Deferred Fee”), which fee is payable to CF&CO, for its own account, upon the consummation of a Business Combination, as contemplated by the final prospectus of the Company, filed with the Securities and Exchange Commission (File No. 333-260113), and dated as of November 3, 2021. Capitalized terms used herein and not defined shall have the respective meanings ascribed to such terms in the Underwriting Agreement. For the avoidance of doubt, for purposes hereof, all references to the “Company” herein shall also refer to any successor entity to the Company following the Transaction (as hereinafter defined).

WHEREAS, the Company is contemplating a potential Business Combination with Tevogen Bio, Inc. (including any affiliates thereof, “Tevogen”) (the transaction contemplated thereby, the “Transaction”).

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and CF&CO, on behalf of itself only, and not on behalf of any other Underwriter, hereby agree as follows:

1.	Fee Reduction: In the event that the Company elects (in its sole discretion) to consummate the Transaction, CF&CO agrees that it will forfeit $9,700,000 of the aggregate Original Deferred Fee that would otherwise be payable by the Company to CF&CO, pursuant to the Underwriting Agreement, resulting in a remainder of $5,000,000 (the “Reduced Deferred Fee”), which shall be payable by the Company to CF&CO, upon the closing of the Transaction, in the form of 500,000 shares of the common equity securities of the entity that survives the Transaction (the “New Common Stock”). For the avoidance of doubt, such agreement only applies to the consummation of the Transaction and no other potential Business Combinations that may be contemplated or consummated by the Company. Once paid, no fees payable hereunder, whether in cash or New Common Stock, as applicable, will be refundable under any circumstances.

2.	Stockholder Rights: The Company shall issue the New Common Stock to CF&CO with (x) “registration rights,” enabling CF&CO to promptly resell its shares of New Common Stock (as described in below), (y) “pre-emptive rights” and (z) any other “stockholder rights,” in each case, substantially consistent with those received by any investor in any “public investment in private equity” (or “PIPE”) that closes substantially concurrently with the Transaction (or if no PIPE closes in connection therewith, then substantially consistent with those provided to the Sponsor) (collectively, the “Stockholder Rights”).

3.	Registration Rights: Pursuant to the “registration rights” described above, the Company hereby agrees that it shall:

(a)	Prepare and, as soon as practicable, but in no event later than thirty (30) days following the consummation of the Transaction, file with the U.S. Securities and Exchange Commission (the “SEC”) a re-sale registration statement on Form S-1

(or any successor form) to register the re-sale of the New common Stock by CF&CO (the “Resale Registration Statement”);

(b)	Use its best efforts to have the Resale Registration Statement declared effective by the SEC by (x) the 45th calendar day after the date of the initial filing thereof, if the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Resale Registration Statement will not be reviewed by the SEC, or (y) by the 60th calendar day after the date of the initial filing thereof, if such Resale Registration Statement is subject to review by the SEC; and

(c)	Maintain the effectiveness of the Resale Registration Statement for a period of at least two (2) years from the date of the effectiveness thereof

(such obligations set forth in (a), (b) and (c) above, the “Registration Rights Obligations”).

4.	Issuance of Share Portion: The Company hereby agrees that it shall issue or transfer or cause to be issued or transferred to CF&CO the New Common Stock by irrevocable instruction from the Company to its duly appointed transfer agent. Such shares of newly issued New Common Stock shall be delivered to CF&CO in book-entry form. Any shares of New Common Stock issued or transferred to CF&CO in satisfaction of the Reduced Deferred Fee shall be validly issued, fully paid and non-assessable and free and clear of all liens, encumbrances and other restrictions on the pledge, sale or other transfer of such shares of New Common Stock (including, without limitation, any restrictions that may arise due to applicable securities laws). In the event that the Company (x) is unable to or otherwise does not issue or cause to be issued the New Common Stock to CF&CO, in satisfaction of the Reduced Deferred Fee, without any of the foregoing restrictions, (y) if the Stockholder Rights are not properly granted or enforced, or (y) the Company does not comply in all respects with its Registration Rights Obligations, then, in each case, the Company shall promptly pay to CF&CO the entire amount of the Reduced Deferred Fee in cash.

5.	Further Assurances: Each of the Company and CF&CO will, upon request of the other, execute such other documents, instruments or agreements as may be reasonable or necessary to effectuate the agreements set forth herein.

6.	Termination: This agreement will terminate automatically upon the earlier of:

(a)	the consummation by the Company of the Transaction, (including, for the avoidance of doubt, (i) the payment in full of the Reduced Deferred Fee and any other fees payable by the Company to CF&CO in connection therewith, (ii) the issuance and delivery of the New Common Stock to CF&CO and (iii) the effectiveness of the Resale Registration Statement related thereto); and

(b)	the abandonment by the Company of the Transaction.

In the event of a termination pursuant to sub-section (b) of this paragraph, (x) the Company agrees to provide prompt notice of such decision to abandon the Transaction to CF&CO; and (y) the Original Deferred Fee shall become due and payable by the Company to CF&CO, as originally set forth in the Underwriting Agreement, upon the consummation of a Business Combination.

7.	Successor: Prior to the consummation of the Transaction, if the Business Combination does not directly or indirectly provide for the assumption by the surviving entity of the Business Combination (the “Successor”) of the Company’s obligations hereunder, the Company shall (x) ensure that the Successor agrees to execute and deliver to CF&CO a joinder agreement, in form and substance reasonably satisfactory to CF&CO, pursuant to which it shall join this Agreement as a signatory and a party and thus be subject to all of the terms and conditions set forth herein, and (y) cause the Successor to comply with the obligations and covenants of the Company set forth in this Agreement.

8.	Incorporation by Reference: Sections 10.1, 10.3, 10.5, 10.6, 10.7, 10.8, 10.9 and 10.10 of the Underwriting Agreement are hereby incorporated by reference into this letter agreement. Except as expressly set forth herein, the provisions of the Underwriting Agreement are not amended and remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized signatory as of the date first set forth above.

CANTOR FITZGERALD & CO.

By:	/s/ Sage Kelly
Name:	Sage Kelly
Title:	Global Head of Investment Banking

SEMPER PARATUS
ACQUISITION CORPORATION

By:	/s/ Suren Ajjarapu
Name:	Suren Ajjarapu
Title:	CEO